UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 2002



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          _____________________________


          DELAWARE                   0-18121                   36-3664868
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)

  55TH STREET & HOLMES AVENUE
   CLARENDON HILLS, ILLINOIS                                     60514
     (Address of principal                                     (Zip Code)
       executive offices)



        Registrant's telephone number, including area code (630) 325-7300





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

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Item 5.  Other Events.
         ------------

         On December 17, 2002, MAF Bancorp, Inc. ("MAF") announced that it has agreed to acquire Fidelity Bancorp, Inc. ("Fidelity") in an all-stock transaction with a fixed exchange ratio. Based on the closing price of MAF's common stock on December 16,2002, the transaction is valued at $101.4 million. Pursuant to a definitive agreement between the two companies, Fidelity will merge into MAF, with MAF to be the surviving corporation. As a result of the merger, each issued and outstanding share of Fidelity common stock will be converted into the right to receive 0.89 shares of MAF common stock. The transaction is subject to regulatory approvals and approval by a majority of the holders of Fidelity's common stock. Attached as Exhibit 99.1 is a copy of the joint press release relating to the merger, which is incorporated herein by reference.

         Subject to the terms and conditions of the agreement, if, during a period prior to closing, (1) the trading price of MAF common stock drops more than 17.5% compared to the closing price of MAF common stock next determined after announcement of the transaction, and (2) such drop in MAF common stock trading price exceeds by more than 17.5 percentage points the change in value of a weighted-average index of financial institution holding company stocks over comparable periods, Fidelity may terminate the agreement. In the event the merger is not consummated under certain circumstances, Fidelity has agreed to pay MAF a termination fee of $4.5 million. MAF has agreed to pay Fidelity a termination fee of $1 million if Fidelity exercises rights to terminate under certain circumstances. The definitive Agreement and Plan of Reorganization is included as Exhibit 99.2 and is incorporated herein by reference.

                           Forward-Looking Information
                           ---------------------------

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of the Company and its subsidiaries following the merger include, but are not limited to, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unanticipated changes in interest rates, deteriorating economic conditions which could result in increased delinquencies in the Company's or Fidelity's loan portfolio, legislative or regulatory developments, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's or Fidelity's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in the Company's and Fidelity's market areas, unanticipated slowdowns in real estate lot sales or problems in closing pending real estate contracts, delays in real estate development projects, the possible short-term dilutive effect of other potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Item 7(c).  Exhibits.
            --------

Exhibit 99.1      Press Release dated December 17, 2002.

Exhibit 99.2 Agreement and Plan of Reorganization by and among MAF Bancorp, Inc. and Fidelity Bancorp, Inc. dated as of December 16, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MAF BANCORP, INC.


                                              By:   /s/ Jerry A. Weberling
                                                    ----------------------------
                                                    Jerry A. Weberling
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date:  December 17, 2002

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                                INDEX TO EXHIBITS

Exhibits
--------

Exhibit 99.1      Press Release dated December 17, 2002.

Exhibit 99.2 Agreement and Plan of Reorganization by and among MAF Bancorp, Inc. and Fidelity Bancorp, Inc. dated as of December 16, 2002.

                                       4